UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2016

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On January 29, 2016, the Board of Directors (the “Board”) of Lowe’s Companies, Inc. (the “Company”) elected Sandra B. Cochran, President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc., to the Company’s Board as a director, effective that day, with a term expiring at the Company’s 2016 annual meeting of shareholders.  Concurrent with her election as a director, Ms. Cochran was appointed to the Compensation Committee and the Governance Committee of the Board.  There are no arrangements or understandings between Ms. Cochran and any other persons pursuant to which she was selected as a director.  Additionally, there are no transactions involving the Company and Ms. Cochran that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Cochran will be entitled to receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2015, as adjusted by the Board from time to time.

A copy of the press release announcing Ms. Cochran’s election to the Company’s Board is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated January 29, 2016, announcing Sandra B. Cochran’s election to the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: January 29, 2016	By:	/s/ Ross W. McCanless
Ross W. McCanless General Counsel, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated January 29, 2016, announcing Sandra B. Cochran’s election to the Company’s Board.